SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

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                             JUSTIN INDUSTRIES, INC.

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)  Title of each class of securities to which transaction applies:

    ------------------------------------------------------------------------

    2)  Aggregate number of securities to which transaction applies:

    ------------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ------------------------------------------------------------------------

    4)  Proposed maximum aggregate value of transaction:

    ------------------------------------------------------------------------

    5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:

    --------------------

    2)  Form, Schedule or Registration Statement No.:

    --------------------

    3)  Filing Party:

    --------------------

    4)  Date Filed:

    --------------------

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                                                                 March 12, 1999



To Our Shareholders:

   You are cordially invited to attend the Annual Meeting of Shareholders of Justin Industries, Inc. The meeting will be held on the 12th Floor of the Fort Worth Club Building, 306 West Seventh Street, Fort Worth, Texas at 10:30 a.m. on Friday, April 16, 1999.

   The Notice of Meeting and Proxy Statement on the following pages cover the formal requirements for the business of the meeting. Whether or not you find it possible to attend the meeting personally, we hope you will have your stock represented by signing your proxy exactly as your name appears thereon and returning it promptly.

   We will have a social period prior to the meeting, beginning at 10:00 a.m., to provide an opportunity for shareholders to talk informally with our Officers and Directors.

                                   Sincerely yours,

                                   /S/JOHN JUSTIN
                                   Chairman of the Board and
                                   Chief Executive Officer

===============================================================================

                             JUSTIN INDUSTRIES, INC.

                 NOTICE OF ANNUAL MEETING FRIDAY, APRIL 16, 1999

                                   10:30 a.m.



TO THE SHAREHOLDERS OF JUSTIN INDUSTRIES, INC.:

   Notice is hereby given that the annual meeting of the shareholders of Justin Industries, Inc., a Texas corporation, will be held at 10:30 a.m., Friday, April 16, 1999, on the 12th Floor of the Fort Worth Club Building, 306 West Seventh Street, Fort Worth, Texas, for the following purposes:

      1.  To elect a board of eight (8) directors.

      2.  To approve the 1999 Performance Incentive Plan.

      3. To transact such other business as may properly be brought before the meeting or any adjournments or postponements thereof.

   Only Shareholders of record at the close of business on February 23, 1999, are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

   Shareholders are invited to attend the meeting. Whether or not you expect to attend, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. If you attend the meeting, you may vote your shares in person, after revoking your proxy.

   If your shares are held of record by a broker, bank or other nominee and you wish to attend the meeting, you should obtain a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and bring it to the meeting. In order to vote your shares at the meeting, you must obtain from the record holder a proxy issued in your name.

   Regardless of how many shares you own, your vote is very important. Please SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD TODAY.


                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   Richard J. Savitz
                                   Secretary


March 12, 1999

===============================================================================

                             JUSTIN INDUSTRIES, INC.
                                  P. O. Box 425
                            2821 West Seventh Street
                             Fort Worth, Texas 76101

                                ________________

                                 PROXY STATEMENT
                                 _______________

                         ANNUAL MEETING OF SHAREHOLDERS
                                 April 16, 1999

   This Proxy Statement is furnished by Justin Industries, Inc., a Texas corporation (the "Company"), to the holders of outstanding shares of the Common Stock, par value $2.50 per share, of the Company (the "Common Stock") in connection with the solicitation of proxies by the Company for use at the annual meeting of shareholders (the "Meeting") to be held on April 16, 1999, and at any and all adjournments or postponements thereof. This Proxy Statement and the enclosed proxy card are first being mailed to shareholders on or about March 12, 1999.

                                   THE MEETING

Record Date, Quorum and Voting

   The Board of Directors (the "Board") has established the close of business on February 23, 1999 as the record date (the "Record Date") for determining shareholders entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof. At the close of business on such record date, there were 25,666,887 shares of Common Stock and 100 shares of Series Two Convertible Voting Preferred Stock, par value $2.50 per share (the "Preferred Stock"), issued and outstanding. The holders of Common Stock and Preferred Stock vote together as a single class on all business, including the election of directors, that properly comes before the Meeting, with each outstanding share of Common Stock and each outstanding share of Preferred Stock entitled to one vote. The holders of a majority of a combination of the Common Stock and Preferred Stock issued and outstanding and entitled to vote at the Meeting must be represented in person or by proxy in order to constitute a quorum for the transaction of business.

   Shares represented by the enclosed proxy card will be voted in accordance with the directions indicated thereon, or, if no direction is indicated, in accordance with the recommendations of the Board contained in this Proxy Statement as to all shares represented by that proxy card. Any shareholder executing and delivering the enclosed proxy card may revoke such action by duly executing a later-dated proxy or an instrument expressly revoking the proxy, or by declaring its revocation at the Meeting. The persons named as proxies in the proxy card were selected by the Board and are currently directors of the Company.

   Management knows of no matters to be presented for action at the Meeting other than those specified in this Proxy Statement and the accompanying Notice of Annual Meeting. Should any other matter properly come before the Meeting, proxies will be voted upon these other matters in accordance with the best judgment of the persons voting such proxies.

===============================================================================

                          VOTING SECURITIES OUTSTANDING

   The following table provides information as to the beneficial ownership of the Company's Common Stock by each director, the Chief Executive Officer and the four other most highly compensated executive officers, all directors and executive officers as a group, and each other person who beneficially owns 5% or more of the outstanding Common Stock as of the Record Date. In addition, John Justin owns all the 100 outstanding shares of the Company's Preferred Stock.


                                            Shares of        Percent
                                          Common Stock         of
          Name and Address                Beneficially       Common
         of Beneficial Owner                  Owned           Stock
         -------------------              ------------      --------

John Justin                               5,193,286 (1)       20.23%
J. T. Dickenson                             180,087 (2)         .70
Marvin Gearhart                              13,374 (9)         .05
Robert E. Glaze                              12,532 (9)         .05
Dee J. Kelly                                251,046 (3)         .98
Joseph R. Musolino                           11,250 (9)         .04
John V. Roach                                30,750 (9)         .12
Dr. William E. Tucker                        27,450 (9)         .11
Richard J. Savitz                           192,426 (4)         .75
Edward L. Stout, Jr.                        304,228 (5)        1.19
Judy B. Hunter                               40,573 (6)         .16
 c/o Justin Industries, Inc.
 2821 West Seventh Street
 Fort Worth, Texas 76107

All Directors and Executive Officers
 as a Group (11 persons)                  6,257,002 (7)       24.38

Holders of more than 5% of the Common
 Stock:
  John Justin                             5,193,286 (1)       20.23
    Justin Industries, Inc.
    2821 West Seventh Street
    Fort Worth, Texas 76107

  Justin Industries, Inc. Employee
   Stock Ownership Plan                   2,958,483 (8)       11.53
    c/o Merrill Lynch, as Trustee
    265 Davidson Avenue, Fourth Floor
    Somerset, New Jersey 08873


                                     Page 2
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(1) Includes 32,512 of which Mr. Justin is owner of record and beneficially; 428 shares of which Mr. Justin has a vested interest pursuant to the Justin Industries, Inc. Employee Stock Ownership Plan (the "ESOP"); 102,552 shares with respect to which Mr. Justin holds currently exercisable stock options; 2,826 shares which Mr. Justin may acquire upon conversion of the 100 shares of Preferred Stock held by him; 4,655,067 shares owned beneficially by reason of Mr. Justin's position as Trustee of the John and Jane Justin Charitable Remainder Unitrust; and 399,901 shares owned beneficially by reason of Mr. Justin's position as Trustee of the John S. Justin Charitable Remainder Trust.

(2) Includes 75,586 shares of which Mr. Dickenson is owner of record and beneficially; 4,214 shares of which Mr. Dickenson's wife is owner of record and beneficially to which Mr. Dickenson disclaims beneficial ownership; 27,387 shares of which Mr. Dickenson has a vested interest pursuant to the Company's ESOP; and 72,900 shares with respect to which Mr. Dickenson holds presently exercisable stock options. The shares of stock included in the table do not include 399,901 shares of stock that may be considered beneficially owned by reason of Mr. Dickenson's position as Trustee of the John S. Justin Charitable Remainder Trust.

(3) Includes 150,132 shares of which Mr. Kelly is owner of record and beneficially; 91,914 shares owned by the Dee Kelly Corporation with respect to which Mr. Kelly disclaims beneficial ownership of 30% or 27,574 shares by virtue of the equity interest of Mr. Kelly's three children in this corporation; and 9,000 shares with respect to which Mr. Kelly holds presently exercisable stock options.

(4) Includes 100,000 shares of which Mr. Savitz is owner of record and beneficially; 35,366 shares of which Mr. Savitz has a vested interest pursuant to the Company's ESOP; and 57,060 shares with respect to which Mr. Savitz holds presently exercisable stock options.

(5) Includes 179,635 shares of which Mr. Stout is owner of record and beneficially; 20,000 shares of which Mr. Stout's wife is owner of record and beneficially to which Mr. Stout disclaims beneficial ownership; 37,493 shares of which Mr. Stout has a vested interest pursuant to the Company's ESOP; and 67,100 shares with respect to which Mr. Stout holds presently exercisable stock options.

(6) Includes 7,500 shares of which Ms. Hunter is owner of record and beneficially; 5,373 shares of which Ms. Hunter has a vested interest pursuant to the Company's ESOP; and 27,700 shares with respect to which Ms. Hunter holds presently exercisable stock options.

(7) Includes 106,048 shares in which a vested interest is owned pursuant to the Company's ESOP and 372,312 shares with respect to which currently exercisable stock options are held. Directors and executive officers disclaim any beneficial ownership of shares that are beneficially owned by family members.

(8) The shares of Common Stock held by the Company's ESOP will be voted by Merrill Lynch Pierce Fenner & Smith, as Trustee of the ESOP, which will exercise its independent fiduciary judgment as Trustee to act solely in the interests of the ESOP's participants, taking into account, among other facts, the provisions of the ESOP to the effect that shares as to which no voting instructions are received from ESOP participants are to be voted in the same proportion as are shares for which voting instructions are received.

(9) Includes 9,000 shares for each non-employee director with respect to which each non-employee director holds presently exercisable stock options.

                                     Page 3
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                              ELECTION OF DIRECTORS

   Assuming the presence of a quorum, directors will be elected by the affirmative vote of the holders of a plurality of the of the shares represented at the Meeting and entitled to vote in the election of directors. Abstentions and broker non-votes will be counted as present and entitled to vote in determining whether a quorum is present. Abstentions and broker non-votes, however, will not be treated as a vote for or against a particular nominee and therefore will not affect the outcome of the election of directors. Each director nominee so elected will hold office until such nominee's successor has been elected and qualified. The proxies given to the persons named in the enclosed proxy card will be voted for the election of the nominees listed below. In case of the inability of any of the nominees to serve, such proxies will be voted for the balance of those named and for substitute nominees, but the Board now knows of no reason to anticipate that any substitutions will occur. Directors elected at the Meeting cannot be removed prior to the next annual meeting except by a majority vote of the shareholders at any meeting at which a quorum of shareholders is present. In October 1998, Mr. Friedman passed away. No replacement for his position on the Board is presently proposed.

   The Board unanimously recommends a vote FOR the nominees listed below.

   The Board has the responsibility for establishing broad corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operations. Members of the Board are kept informed of the Company's business by various reports and documents sent to them each month, as well as by operating and financial reports made by the Chairman and other officers at Board and Committee meetings. During 1998, the Board held five meetings.

   The Board has appointed an Audit Committee consisting of three non-employee directors, Messrs. Gearhart, Glaze and Friedman. Mr. Musolino replaced Mr. Friedman in December 1998. This Committee is responsible for matters relating to accounting policies and practices, financial reporting and internal controls. Each year it recommends to the Board the appointment of a firm of independent accountants to examine the financial statements of the Company. The Committee reviews with representatives of the independent accountants the scope of the examination of the Company's financial statements, results of that examination and any recommendations with respect to internal controls and financial matters. In fulfilling its responsibility, it periodically meets with and receives reports from the Company's management. The Audit Committee met once in 1998.

   The Compensation Committee of the Board consists of two non-employee directors, Messrs. Roach and Tucker. This Committee sets the compensation of all elected officers, administers the Company's Stock Option Plans, including the granting of awards under the Plans (except for the Director Plan), and recommends awards of discretionary bonuses, based on earnings or other performance criteria, for approval by the full Board. The Compensation Committee met twice in 1998.

   During 1998, the Board appointed a Strategic Planning Committee consisting of three directors, Messrs. Roach, Friedman, and Dickenson. Mr. Tucker replaced Mr. Friedman in December 1998. This Committee is responsible for oversight of long-range strategic planning for the company. The committee will meet periodically and receive reports from the Company's management. The Strategic Planning Committee met four times during 1998.

   Each member of the Board attended 100% of all meetings of the Board. Each member of the Board attended 100% of all meetings of the Committees on which he served, except Mr. Friedman who attended 75% of the Strategic Planning Committee meetings.

                                     Page 4
===============================================================================

   The names of the Board's director nominees, the year that each nominee first became a director and certain other information about each nominee are set forth below:

                                                                    First
  Name, Age and Business            Principal Occupation           Elected
         Address                 During the Last Five Years        Director
--------------------------     -------------------------------    ----------

John Justin (82)               Chairman of the Board and Chief       1968
Justin Industries, Inc.        Executive Officer of the
2821 West Seventh Street       Company
Fort Worth, Texas 76107

J. T. Dickenson (69)           President and Chief Operating         1991
Justin Industries, Inc.        Officer of the Company
2821 West Seventh Street
Fort Worth, Texas 76107

Marvin Gearhart (71)           Chairman of the Board and Chief       1981
7601 Will Rogers Blvd.         Executive Officer of Rock Bit
Fort Worth, Texas 76140        International, Inc. (a
                               manufacturer of drilling bits);
                               a director of Dailey
                               International, Inc. (a oil and
                               gas services company)

Robert E. Glaze (79)           Personal investments; also a          1969
8111 Preston Road              director of Calloway's Nursery,
Suite 707                      Inc. (a retail nursery)
Dallas, Texas 75225

Dee J. Kelly (70)              Shareholder and director of the       1986
201 Main Street                law firm of Kelly, Hart &
Suite 2500                     Hallman (a professional
Fort Worth, Texas 76102        corporation); a director of AMR
                               Corp. (an airline holding
                               company); and a director of The
                               SABRE Group Holdings, Inc. (a
                               software company)

Joseph R. Musolino (61)        Vice Chairman, Texas,                 1986
NationsBank, N.A.              NationsBank, N.A. (a commercial
700 Louisiana Street           bank); also a director of Pool
Houston, Texas 77002           Energy Services, Inc. (an
                               energy services company)

John V. Roach (60)             Chairman, Tandy Corporation;          1982
100 Throckmorton               prior to January 1, 1999,
Suite 480                      Chairman and Chief Executive
Fort Worth, Texas 76102        Officer, Tandy Corporation (a
                               consumer electronics company)

Dr. William E. Tucker (66)     Personal investments; Director        1981
100 Throckmorton               of Tandy Corporation; prior to
Suite 416                      July 1, 1998, Chancellor, Texas
Fort Worth, Texas 76102        Christian University


                                     Page 5
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                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table

   The following table sets forth certain information regarding compensation paid during each of the last three years to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers, based on salary and bonus earned during 1998.

                                                         Long-Term  All Other
                                                          Compen-    Compen-
                                   Annual Compensation    sation     sation
                                   -------------------  ----------  --------
                                                          Awards
                                                        ----------
                                                          No. of
                                                        Securities
         Name and                                       Underlying
    Principal Position      Year    Salary      Bonus     Options      (a)
----------------------------------------------------------------------------

John Justin                 1998   $620,000   $248,000      22,500    $4,660
 Chairman of the Board &    1997    600,000    288,000      22,500     4,410
  Chief Executive Officer   1996    575,000    132,250      15,000     4,410

J. T. Dickenson             1998    365,000    146,000      18,000     4,660
 President & Chief          1997    350,000    168,000      18,000     4,410
  Operating Officer         1996    335,000     77,050      12,000     4,410

Richard J. Savitz           1998    225,000     90,000      15,000     4,660
 Vice President - Finance,  1997    213,000    102,240      15,000     4,410
  Treasurer and Secretary   1996    204,000     46,920      10,000     4,410

Edward L. Stout, Jr.        1998    300,000    213,000      15,000     4,660
 Vice President - Brick     1997    261,000    164,840      15,000     4,410
                            1996    250,000    237,500      10,000     4,410

Judy B. Hunter              1998    120,000     48,000      12,000     4,426
 Vice President -           1997    105,000     50,400      12,000     3,730
  Controller                1996    100,000     23,000       8,000     2,998

(a) Amounts include Company ESOP matching contributions paid or accrued on behalf of Messrs. Justin, Dickenson, Savitz, and Stout of $4,000 in 1998 and $3,750 in 1996-1997. For Ms. Hunter, Company ESOP matching contributions paid or accrued were $3,766, $3,070, and $2,998 in 1998, 1997 and 1996, respectively. In addition, $660 is reflected in each year and for each named executive officer representing Company paid premiums for $100,000 of term life insurance coverage, except in 1996 for Ms. Hunter.

                                     Page 6
===============================================================================

Approval of the 1999 Performance Incentive Plan

   On December 16, 1998, the Board adopted the 1999 Performance Incentive Plan (the "1999 Plan"), subject to shareholder approval. A copy of the 1999 Plan is attached hereto as Exhibit A. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares present and entitled to vote on the matter is required for the approval of the 1999 Plan. Broker non-votes will not be counted in determining the number of shares voted for or against the approval of the 1999 Plan, and therefore will be disregarded. A shareholder's abstention from voting will be counted as present and voting for purposes of approval of the 1999 Plan, thus having the effect of a vote against the 1999 Plan.

The Board unanimously recommends a vote FOR approval of the 1999 Plan.

   The 1999 Plan is intended to replace the Company's 1992 Stock Option Plan (the "1992 Plan"). Subject to shareholder approval of the 1999 Plan, options will be primarily granted under the 1999 Plan, but may also be granted under the 1992 Plan when shares become available as a result of the termination or cancellation of options previously granted under the 1992 Plan. Under the proposed 1999 Plan, the Company may grant to key employees stock options, stock appreciation rights, restricted stock, and other stock-based awards, as well as cash-based annual and long-term incentive awards. The Board believes that the 1999 Plan will form an important part of the Company's overall compensation program. The Board further believes that the 1999 Plan will attract, motivate and retain key employees and will give the Company the ability to provide those employees with incentives that are directly linked to the profitability of the Company's businesses and increases in shareholder value. The following general description of certain features of the 1999 Plan is qualified in its entirety by reference to Exhibit A.

   Eligibility. Officers and other key salaried employees of the Company, its subsidiaries and its affiliates who are responsible for or contribute to the management, growth and profitability of the Company, its subsidiaries and affiliates will be eligible to receive awards under the 1999 Plan. No determination has been made as to which of the Company's eligible employees (currently, approximately 150) will receive grants under the 1999 Plan and, therefore, the benefits to be allocated to any individual or to various groups of employees are not presently determinable.

   Administration. It is currently anticipated that the 1999 Plan will be administered by the Compensation Committee. This Committee will select the individuals to whom awards will be granted and will set the terms of such awards. The Committee may delegate its authority under the 1999 Plan to officers of the Company, subject to Board-approved guidelines, with respect to employees who are not "executive officers" of the Company.

   Shares Reserved for Distribution. Up to 1,000,000 shares of Common Stock may be issued under the 1999 Plan. The total number of shares of Restricted Stock and other shares of Common Stock subject to or underlying Stock Options, SARS and Other Stock-Based Awards awarded to any participant during the term of this Plan shall not exceed 20% of the shares of the Common Stock reserved for distribution pursuant to the Plan. The shares of Common Stock subject to any award that terminates, expires or is cashed out without payment being made in the form of Common Stock will again be available for distribution under the 1999 Plan, as will shares that are used by an employee to pay withholding taxes or as payment for the exercise price of an award. In the event of any change in corporate structure affecting the Common Stock, the Board is authorized to make adjustments in the number and kind of shares reserved for issuance under the 1999 Plan that are consistent with the treatment of shares of Common Stock that are not subject to the 1999 Plan.

   Cash-Based Annual and Long-Term Incentive Awards. Cash-based annual and long-term incentive awards may be granted under the 1999 Plan. Such awards will be earned only if corporate, business unit or individual performance objectives over performance cycles established by or under the direction of the Compensation Committee are met. The performance objectives may vary from participant to participant, group to group and period to period. The performance objectives for awards that are intended to constitute "qualified performance-based compensation" (see discussion below under the heading Federal Income Tax Consequences) will be based upon one or more of the following: earnings per share, total shareholder return, operating income, net income, cash flow, return on equity, return on capital, economic value added measures, stock price and return on sales.

                                     Page 7
===============================================================================

   Stock Options. The 1999 Plan will permit the granting of incentive stock options ("ISOs"), which qualify for special tax treatment, and nonqualified stock options. The exercise price for ISOs will not be less than the fair market value of Common Stock on the date of grant. The 1999 Plan permits the Compensation Committee to elect to cancel an option upon exercise by the holder and pay the holder, in cash or Common Stock, the difference between the fair market value of the shares covered by the option and the exercise price.

   Stock Appreciation Rights ("SARs"). SARs may also be granted either singly or in combination with underlying stock options. SARs entitle the holder upon exercise to receive an amount in any combination of cash or Common Stock (as determined by the Compensation Committee) equal in value to the excess of the fair market value of the shares covered by such right over the grant price. The grant price for SARs will not be less than the fair market value of the Common Stock on the date of grant.

   Restricted Stock.  Shares of restricted Common Stock may also be awarded.
The restricted stock would vest and become transferable upon the satisfaction of conditions set forth in the applicable award agreement. Restricted stock awards may be subject to forfeiture if, for example, the recipient's employment terminates before the award vests. Except as specified at the time of grant, holders of restricted stock will have voting rights and the right to receive dividends on their restricted shares.

   Other Stock-Based Awards. The 1999 Plan also provides for awards that are denominated in, valued by reference to, or otherwise based on or related to, Common Stock. These awards may include, without limitation, performance shares and restricted stock units entitle the recipient to receive, upon satisfaction of performance goals or other conditions, a specified number of shares of Common Stock or the cash equivalent thereof.

   Change in Control Provisions. The 1999 Plan provides that in the event of a "Change in Control" (as defined in the plan), all stock options and SARs will become immediately exercisable, the restrictions applicable to outstanding restricted stock and other stock-based awards will lapse, and, unless otherwise determined by the Compensation Committee, the value of outstanding stock options, SARs, restricted stock and other stock-based awards will be cashed out on the basis of the highest price paid (or offered) during the preceding 60-day period. In addition, outstanding incentive awards will be vested and paid out on a prorated basis, based on the maximum award opportunity of such awards and the number of months elapsed compared with the total number of months in the performance cycle.

   Federal Income Tax Consequences. (i) Nonqualified stock options granted under the 1999 Plan are not taxable to an employee at grant but result in taxation at exercise, at which time the employee will recognize ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the shares on the exercise date. The Company will be entitled to deduct a corresponding amount as a business expense in the year the employee recognizes this income.

   (ii) An employee will generally not recognize income on receipt or exercise of an ISO as long as he or she has been an employee of the Company or its subsidiaries from the date the option was granted until three months before the date of exercise; however, the amount by which the fair market value of the stock at the time of exercise exceeds the option price is a required adjustment for purposes of the alternative minimum tax applicable to the employee. If the employee holds the stock received on exercise of the option for one year after exercise (and for two years from the date of grant of the option), any difference between the amount realized upon the disposition of the stock and the amount paid for the stock will be treated as long-term capital gain (or loss, if applicable) to the employee. If the employee exercises an ISO and satisfies these holding period requirements, the Company may not deduct any amount in connection with the ISO.

   In contrast, if an employee exercises an ISO but does not satisfy the holding period requirements with respect to the stock acquired on exercise, the employee generally will recognize ordinary income in the year of the disposition equal to the excess, if any, of the fair market value of the stock on the date of exercise over the option price; and any excess of the amount realized on the disposition over the fair market value on the date of exercise will be taxed as long- or short-term capital gain (as applicable). If, however, the fair market value of the stock on the date of disposition is less than on the date of exercise, the employee will recognize ordinary income equal only to the difference between the amount realized on disposition and the option price. In either event, the Company will be entitled to deduct an amount equal to the amount constituting ordinary income to the employee in the year of the premature disposition.

                                     Page 8
===============================================================================

   (iii) There are no immediate tax consequences to an employee when a SAR is granted. When an employee exercises the right to the appreciation in fair market value of stock represented by a SAR, payments made, whether in cash or stock, are includible in the employee's gross income. The Company will be entitled to deduct the same amount as a business expense at the time. When payments are made in stock, the includible amount and corresponding deduction equal the fair market value of the stock on the date of exercise.

   (iv) The federal income tax consequences of restricted stock awards depend on the restrictions imposed on the stock. Generally, the fair market value of the stock received will be includible in the employee's gross income at receipt unless the property is subject to a substantial risk or forfeiture (and is either nontransferable or after transfer remains subject to such risk of forfeiture). In this case, taxation will be deferred until the first taxable year the stock is no longer subject to substantial risk of forfeiture. The employee may, however, make a tax election to include the value of the stock in gross income in the year of receipt despite such restrictions. Generally, the Company will be entitled to deduct the fair market value of the stock transferred to the employee as a business expense in the year the employee includes the compensation in income.

   (v) Any cash payments or the fair market value of any Common Stock or other property an employee receives in connection with other stock-based awards, incentive awards, or as unrestricted payments equivalent to dividends on unfunded awards or on restricted stock are includible in income in the year received or made available to the employee without substantial limitations or restrictions. Generally, the Company will be entitled to deduct the amount the employee includes in income as a business expense in the year of payment.

   Section 162(m) of the Internal Revenue Code of 1986, as amended, places a $1 million annual limit on the deductible compensation of certain executives of publicly traded corporations. The limit, however, does not apply to "qualified performance-based compensation." The Company believes that awards of options, SARs and certain other "performance-based compensation" awards under the 1999 Plan will qualify for the performance-based compensation exception to the deductibility limit, assuming that the 1999 Plan is approved by the shareholders.

   State tax consequences may in some cases differ from those described above.

   Other Information. If approved by shareholders, the 1999 Plan will be effective as of the date of its adoption by the Board, December 16, 1998, and will expire on December 15, 2008, unless terminated earlier, or extended, by the Board. Any awards granted before the 1999 Plan expires or is terminated may extend beyond the expiration or termination date. The Board may amend the 1999 Plan at any time, provided that no such amendment will be made without shareholder approval if such approval is required under applicable law, or if such amendment would: (i) decrease the minimum exercise or grant price for stock options, SARs and similar awards to less than the fair market value on the date of grant; or (ii) increase the number of shares that may be issued under the plan.

   The 1999 Plan provides that awards are not transferable except (i) in the event of the participant's death, (ii) as otherwise required by law, (iii) as a result of the disability of a participant or (iv) that the Compensation Committee may permit transfers of awards by gift or otherwise to a member of a participant's immediate family, or to such other persons or entities as may be approved by the Compensation Committee. Other terms and conditions of each award will be set forth in award agreements, which can be amended by the Committee. The Compensation Committee may require or permit deferral of the payment of awards and may provide for the payment of interest or other earnings on deferred amounts or the payment of dividend equivalents where the deferred amounts are denominated in stock equivalents. Awards under the 1999 Plan may earn dividends or dividend equivalents, as determined by the Compensation Committee.

   Under the 1999 Plan, no employee may receive awards that cover in the aggregate more than 10% of the shares reserved for distribution. The value of an employee's annual incentive award may not exceed $1,000,000; individual long-term incentive awards are limited to $500,000 times the number of years in the applicable performance cycle.

                                     Page 9
===============================================================================

   It is presently intended that the 1999 Plan constitute an "unfunded" plan for incentive compensation. The plan authorizes the creation of trusts and other arrangements to facilitate or ensure payment of the Company's obligations.

   On March 3, 1999, the closing price of the Common Stock as reported on the Nasdaq National Market System was $10.75.

                               STOCK OPTION PLANS

Option Grants During 1998

   The following table provides information related to options granted to the named executive officers during 1998.

                         Individual Grants
-----------------------------------------------------------------
                       No. of     % of Total
                      Securites     Options
                      Underlying  Granted to  Exercise                 Grant
                       Options    Employees    Or Base    Expira-      Date
                       Granted    In Fiscal   Price Per    tion        Value
        Name            (a)(b)       Year     Share (c)    Date         (d)
--------------------  ----------  ----------  ---------  --------     -------
John Justin             22,500       8.41%      $11.75   12/17/08     $99,225
J. T. Dickenson         18,000       6.73        11.75   12/17/08      79,380
Richard J. Savitz       15,000       5.61        11.75   12/17/08      66,150
Edward L. Stout, Jr.    15,000       5.61        11.75   12/17/08      66,150
Judy B. Hunter          12,000       4.49        11.75   12/17/08      52,920

(a) Options vest at 20% per year on the first through the fifth anniversary dates of the grant. If the optionee dies or retires from the Company for reasons of age or disability, the Compensation Committee may approve the exercise of all options, whether or not currently vested. In addition, in the event of a dissolution or liquidation of the Company or a merger or a consolidation in which the Company is not the surviving corporation, each optionee has the right to exercise all options granted at least one year prior to the event, whether or not vested.

(b) Options granted are for a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(c) All options above were granted at market value at date of grant. The exercise price and tax withholding obligations related to exercise may be paid by cash, delivery of already owned shares, offset of the underlying shares, or a combination of any of the foregoing, subject to certain conditions in the case of current stock holdings.

(d) Grant date value for these options was estimated at the date of grant using a binomial option pricing model with the following assumptions: risk-free interest rate of 6.4%; dividend yield of 1.5%; volatility factors of the expected market price of the Company's common stock of .342; and a weighted-average expected life of the option of five and one half years.

    Binomial option valuation models are used in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options. In addition, gains are reported net of the option exercise price, but before taxes associated with the exercise. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall stock market conditions, as well as the optionholders' continued employment through the vesting period. The amounts reflected in this table may not be necessarily achieved.

                                     Page 10
===============================================================================

Option Exercises During 1998 and Year End Option Values

   The following table provides information related to options exercised and options available at year end to the named executive officers.

                                           No. of Securities      Value of
                                              Underlying         Unexercised
                                              Unexercised       In-the-Money
                                           Options at Fiscal     Options at
                      Shares                   Year-End        Fiscal Year-End
                     Acquired     Value    -----------------  -----------------
                        on      Realized    Exer-   Unexer-    Exer-    Unexer-
      Name           Exercise      (a)     cisable  cisable   cisable   cisable
-------------------------------------------------------------------------------
John Justin           31,576    $264,935   102,552   54,000   $492,469  $56,430
J. T. Dickenson        9,000     104,250    72,900   43,200    334,106   45,144
Richard J. Savitz      4,640      39,225    57,060   36,000    249,246   37,620
Edward L. Stout, Jr.     ---         ---    67,100   36,000    328,760   37,620
Judy B. Hunter           ---         ---    27,700   28,800     81,440   30,096

(a) Market value of underlying securities at exercise date minus the exercise price, not reduced for taxes payable upon exercise.

Pension Plan Table

   The following table provides information related to the Company's defined benefit pension plan in which the named executive officers participate.

 Average
 Compen-
 sation                                       Years of Service
--------    ---------------------------------------------------------------------------------
               5        10       15        20       25        30       35       40       50
            ---------------------------------------------------------------------------------
$125,000    $7,813   $15,625  $23,438   $31,250  $39,063   $46,875  $54,688  $62,500  $78,125
 150,000     9,375    18,750   28,125    37,500   46,875    56,250   65,625   75,000   93,750
 175,000     9,625    20,563   31,500    42,438   53,375    64,313   75,250   86,188  108,063
 200,000     9,625    22,125   34,625    47,125   59,625    72,125   84,625   97,125  122,125
 225,000     9,625    23,688   37,750    51,813   65,875    79,938   94,000  108,063  126,100
 250,000
  and up     9,625    24,365   39,105    53,845   68,585    83,325   98,065  112,805  126,100


   Compensation covered by the plan includes salary, bonus and deferred compensation payments up to $160,000 for 1997 and 1998 and $150,000 for 1994-1996. Gains realized upon exercise of stock options are not covered. The estimated credited years of service for each of the named executive officers is as follows: Mr. Justin - 62; Mr. Dickenson - 24; Mr. Savitz - 19; Mr. Stout - 49; and Ms. Hunter - 7.

   The normal retirement benefit, at age 65, is calculated based upon each employee's years of service and final average compensation, reduced by anticipated social security benefits. Benefit payments are computed using the straight life annuity method. Certain reductions are made for employees electing alternative payment options or early retirement. Generally, the maximum annual benefit payable by the Pension Plan to any one employee upon retirement is limited to $126,100 in 1998. However, since Mr. Stout and Mr. Dickenson have exceeded normal retirement age, their benefit will be slightly higher than the tables indicate above due to delayed receipt of benefits. Mr. Justin's benefit was determined under special phase-in rules of the Tax Reform Act of 1986. Payments to Mr. Justin began in April 1988 under minimum distribution requirements in the annual amount of $114,600. Payments will continue until the death of either Mr. or Mrs. Justin, with 66.67% thereof payable for the life of the survivor.

                                     Page 11
===============================================================================

Executive Supplemental Retirement, Death and Disability Income Benefit Program and Supplemental Executive Retirement Plan of 1992

   The Executive Supplemental Retirement, Death and Disability Income Benefit Program and Supplemental Executive Retirement Plan of 1992 (the "Supplemental Programs") are applicable to selected key employees of the Company and its divisions or subsidiaries, including all named executives. Under the Supplemental Programs, the Company will pay to each named executive upon retirement, death or disability an estimated $25,000 per year for a period of ten years. The Supplemental Programs are partially funded by life insurance policies covering certain participants, with the Company paying all costs of the policies. Insurance policies cover four of the five named executives and are designed so that if assumptions made as to mortality, policy dividends and certain other factors are realized, the Company will recover substantially all premium payments plus a factor for the use of the Company's money. The Company is the owner of all such policies. Mr. Justin's maximum benefits under the Supplemental Programs are reduced by benefits payable under his employment contract.

Compensation of Directors

   The following table provides information related to compensation and security grants for non-employee directors.

                           Cash Compensation            Security Grants
                       --------------------------    ---------------------
                                                               Number of
                        Annual                        Number   Securities
                       Retainer  Meeting   Total        of     Underlying
        Name             Fees     Fees     Fees       Shares     Options
-------------------------------------------------    ---------------------
Bayard H. Friedman     $12,500   $4,000  $16,500       3,000      3,000
Marvin Gearhart         15,000    2,500   17,500       3,000      3,000
Robert E. Glaze         15,000    2,500   17,000       3,000      3,000
Dee J. Kelly            15,000    2,500   17,500       3,000      3,000
Joseph R. Musolino      15,000    2,500   17,500       3,000      3,000
Dr. William E. Tucker   15,000    3,000   18,000       3,000      3,000
John V. Roach           15,000    5,000   20,000       3,000      3,000

Employment Contracts

   Mr. Justin and the Company have entered into an employment contract, effective until November 30, 1999, under which Mr. Justin is to receive an annual salary of not less than $620,000 and is to render such duties for the Company as are assigned by the Board, subject to certain limitations. The employment contract may be terminated by the Company if Mr. Justin resigns, dies, becomes disabled or is discharged for cause. If Mr. Justin should die or suffer a long-term disability during the term of the contract, he, his widow or his estate, as applicable, is entitled to receive 50% of his then current salary, which is currently set at $645,000, for one year.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

   The Compensation Committee of the Board has furnished the following report on executive compensation:

     Under the direction of the Compensation Committee of the Board, the Company has developed and administers compensation policies and plans that are intended to enhance the profitability of the Company, and thus shareholder value, by aligning closely the financial interests of its officers and key executives with those of its shareholders. Remuneration in 1998 for each of the Company's officers consisted of a base salary, annual incentive bonus and awards of options to purchase Company stock, which become exercisable in annual twenty percent increments and expire after ten years. The incentive bonus component was determined in accordance with the terms of the Company's Target Incentive Plan (the "Plan") and in light of the Company's operating results compared to its financial performance goals. The Committee, however, had complete discretion in determining certain remuneration amounts (including whether any annual discretionary bonus component under the Plan or stock option awards are made and, if so, the amounts thereof) regardless of whether corporate or individual performance goals are achieved. The Committee exercised its complete discretion in setting base salary amounts, stock option awards, as well as corporate and individual performance goals under the Plan.

                                     Page 12
===============================================================================

     In evaluating the Company's performance for purposes of setting the salary and incentive compensation of the Chief Executive Officer and the Company's other officers, the Committee gave first consideration to company-wide performance in terms of sales and earnings. The Committee has taken note of management's continued success in achieving record levels of earnings in the Building Materials segment and maintaining its strengths in market share through new product development in the footwear segment despite diminished sales of western products. The Committee viewed all the foregoing items as elements of company, and not individual, performance. Salary and other compensation decisions for each officer were based primarily on overall Company performance, except in the case of the Vice President-Brick Operations, whose compensation is based primarily on the performance of Acme Brick Company.

     Although, as stated above, the Committee considered Company performance as the primary factor in its compensation decisions, the Committee also considered individual performance. However, the Committee does not apply any specific weighting to elements of individual performance in relation to total compensation, nor in relation to determining the discretionary bonus amount, if any, under the Plan.

     Immediately prior to the end of each year, the Committee reviews with the Chief Executive Officer and the Company's human resources executive and approves an annual salary plan for the ensuing year. The Committee considers an officer's total compensation in establishing each element of compensation.

     Annual base salaries are based primarily upon a review of past and present corporate and individual performance, with reference to salary data in similar-sized corporations in all industries and in manufacturing industries, so that such salaries are generally competitive. The survey data used by the Committee was selected due to its consistent inclusion of a large number of companies of comparable size. The Committee also reviewed subsets of these data including All Industry and All Manufacturing summaries. In addition, Mr. Justin's employment agreement requires that his annual base salary equal or exceed $620,000. The Committee has complete discretion in setting Mr. Justin's compensation above this amount and in setting the compensation of the other four named executive officers (none of whom have employment agreements with the Company).

     Annual incentive bonus payments for 1998 were based on the Company's year-end operating results versus the financial performance goals established under the Plan at the beginning of the year, and consisted primarily of earnings and sales targets. Strategic and management performance are also considered, and are included as a discretionary component under the Plan, but to a far lesser degree than earnings and sales targets. Strategic performance consists principally of such factors as new product development, new business initiatives and increasing market share. Management performance criteria include productivity and quality improvement, management development, environmental management and control of casualty losses. In exercising its discretion with respect to the annual discretionary incentive components amounts, the Committee reviewed achievement of these performance goals and determined that the Vice President-Brick Operations would be awarded a discretionary bonus of 5% of his base compensation for 1998 in addition to the award for sales and earnings targets. The Chief Executive Officer and three other named executive officers did not receive any discretionary amounts. Their total bonus was based on achieving sales and earnings targets. The bonuses awarded each year to the Company's officers appear as "Bonus" compensation in the Summary Compensation Table on page 6.

                                     Page 13
===============================================================================

     With respect to stock option awards, it is the Company's belief that grants of options to purchase common stock of the Company, at the market price in effect on the day prior to the date of such grant, has successfully focused the Company's officers and other key executives on building profitability and shareholder value. In determining the grants of stock options to the officers, including the Chief Executive Officer, the Committee reviewed and approved individual awards, taking into account the same qualitative and quantitative factors discussed above in determining other components of compensation. The Committee does not consider the number of options already outstanding in determining option awards.

     Finally, it is anticipated that all such compensation will be fully deductible by the Company for federal income tax purposes under
   Section 162 of the Internal Revenue Code.

     The foregoing report has been furnished by the members of the Board of Directors' Compensation Committee.

                                       John V. Roach
                                       William E. Tucker

   The foregoing report of the Compensation Committee shall not be deemed incorporated by reference in any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

STOCK PERFORMANCE CHART

   The following chart compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock during the five years ended December 31, 1998 with the cumulative total return on the NASDAQ Index and a derived peer group index comprised of companies in the footwear and building materials industries. The comparison assumes $100 was invested on December 31, 1993 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.


                                                     CRSP
                       Justin     Peer Group     Total Return
                       ------     ----------     ------------
              1993       100         100             100
              1994        82          74             256
              1995        77          82             362
              1996        81         109             446
              1997        98         151             546
              1998        95         182             767


                                     Page 14
===============================================================================

   The broad market index selected for comparison is the CRSP Total Return Index for The NASDAQ Stock Market (U.S. Companies). The peer group used in the performance graph above consists of six companies -- three in the footwear industry and three in the building materials industry. This index is based on the cumulative total return of each company, assuming reinvestment of dividends, weighted according to the respective issuer's stock market capitalization at the beginning of each year and weighted by industry to the Company's actual ratio of footwear to building materials sales each year. Management believes weighting by industry is relevant since the ratio of sales by industry within the Company from year-to-year is subject to the cyclical nature of the building materials business. The companies used in the peer group index are as follows:

                Footwear              Building Materials
                --------              ------------------
             Genesco, Inc.            Elcor Corporation
           Timberland Company       Morgan Products, Ltd.
           Brown Group, Inc.         Republic Group, Inc.

   The foregoing chart shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   NationsBank, N.A. participates with three other banks in a $52,000,000 revolving credit agreement with the Company. Mr. Joseph R. Musolino, a director of the Company, is Vice Chairman of NationsBank, N.A. At December 31, 1998, $14,000,000 was outstanding to the Company under the credit agreement, of which NationsBank, N.A. provided $6,460,000. During 1998, the Company paid or accrued approximately $656,000 in interest and fees to NationsBank, N.A.

   The law firm of Kelly, Hart & Hallman, a professional corporation, of which Mr. Dee J. Kelly, a director of the Company, is a shareholder and director, acted as the Company's principal outside legal counsel in 1998 and is continuing to do so in 1999.

                                  OTHER MATTERS

The Solicitation

   The cost of solicitation of proxies will be borne by the Company. Proxies may be solicited by mail, advertisement, telephone and in person. Directors and employees of the Company may, without additional compensation, make solicitations through personal contact or by telephone or telegraph, and arrangements may be made with brokerage houses or other custodians, nominees and fiduciaries to send proxy material to their principals. The Company will reimburse any such persons for their reasonable expenses.

Auditors

   Ernst & Young LLP, the Company's independent public accountants for the past twenty-seven years, has been selected by the Board as the Company's independent public accountants for the current year. Representatives of Ernst & Young LLP are expected to be present at the Meeting and will be available to respond to appropriate questions. They will have an opportunity to make a statement if they desire to do so.

Annual Report

   A copy of the Company's 1998 Annual Report is being mailed to shareholders contemporaneously with the mailing of this Proxy Statement.

                                     Page 15
===============================================================================

Proposals to be Presented at the 2000 Annual Meeting of Shareholders

   Any qualified shareholder of the Company wishing to present a proposal for consideration by all shareholders at the 2000 annual meeting must notify the Company by November 5, 1999 to have the proposal considered for inclusion in the Proxy Statement and form of proxy related to that meeting. Any such notification should be addressed to the Corporate Secretary, Justin Industries, Inc., P. O. Box 425, Fort Worth, Texas 76101. Any such proposal must comply in all respects with the rules and regulations of the Securities and Exchange Commission.


                                   By Order of the Board of Directors


                                   /S/JOHN JUSTIN
                                   Chairman of the Board and
                                   Chief Executive Officer


March 12, 1999

                                     Page 16
===============================================================================

                                                                      EXHIBIT A

                             JUSTIN INDUSTRIES, INC.
                        1999 Performance Incentive Plan

SECTION 1.  Purpose; Definitions.

     The purpose of the Plan is to attract, motivate and retain selected employees of the Company and to provide the Company with the ability to provide incentives more directly linked to the profitability of the Company's businesses and increases in shareholder value.

     For purposes of the Plan, the following terms are defined as set forth below:

          a.  "Annual Incentive Award" means an Incentive Award made pursuant to
     Section 5(e) with a Performance Cycle of one year or less.

          b. "Awards" mean grants under this Plan of Incentive Awards, Stock Options, Stock Appreciation Rights, Restricted Stock or Other Stock-Based Awards.

          c.  "Board" means the Board of Directors of the Company.

          d. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

          e. "Commission" means the Securities and Exchange Commission or any successor agency.

          f. "Committee" means the Compensation Committee of the Board or a subcommittee thereof, any successor thereto or such other committee or subcommittee as may be designated by the Board to administer the Plan.

          g. "Common Stock" or "Stock" means the $2.50 par value Common Stock of the Company.

          h. "Company" means Justin Industries, Inc., a corporation organized under the laws of the State of Texas, and its subsidiaries.

          i. "Exercise Period" means the 60-day period from and after a Change in Control.

          j. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

          k. "Fair Market Value" means, as of any given date, the last sale price or the closing "asked" price of the Common Stock in the over-the-counter market as reported by the National Association of Securities Dealers Automatic Quotation System ("Nasdaq") or other national quotation service or, if no such sale of Common Stock is reported on such date, the fair market value of the Stock as determined by the Committee in good faith. Under no circumstances shall the Fair Market Value be less than the par value of the Common Stock.

          l. "Incentive Award" means any Award that is either an Annual Incentive Award or a Long-Term Incentive Award.

          m.  "Incentive Stock Option" means any Stock Option that complies with
     Section 422 of the Code.

                                     Page A-1
===============================================================================

          n. "Long-Term Incentive Award" means an Incentive Award made pursuant to Section 5(e) with a Performance Cycle of more than one year.

          o. "Nonqualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

          p. "Other Stock-Based Award" means an Award made pursuant to Section 5(d).

          q. "Performance Cycle" means the period selected by the Committee during which the performance of the Company or any subsidiary, affiliate or unit thereof or any individual is measured for the purpose of determining the extent to which an Award subject to Performance Goals has been earned.

          r. "Performance Goals" mean the objectives for the Company or any subsidiary or affiliate or any unit thereof or any individual that may be established by the Committee for a Performance Cycle with respect to any performance-based Awards contingently Awarded under the Plan. The Performance Goals for Awards that are intended to constitute "performance-based" compensation within the meaning of Section 162(m) of the Code shall be based on such criteria as the Committee may establish, including, but not limited to, one or more of the following criteria: earnings per share, total shareholder return, operating income, net income, cash flow, return on equity, return on capital, economic value added measures, stock price and return on sales.

          s. "Plan" means this 1999 Performance Incentive Plan, as amended from time to time.

          t. "Restricted Period" means the period during which an Award may not be sold, assigned, transferred, pledged or otherwise encumbered.

          u. "Restricted Stock" means an Award of shares of Common Stock pursuant to Section 5(c).

          v. "Spread Value" means, with respect to a share of Common Stock subject to an Award, an amount equal to the excess of the Fair Market Value, on the date such value is determined, over the Award's exercise or grant price, if any.

          w. "Stock Appreciation Right" or "SAR" means a right granted pursuant to Section 5(b).

          x.  "Stock Option" means an option granted pursuant to Section 5(a).

     In addition, the terms "Business Combination," "Change in Control," "Change in Control Price," "Incumbent Board," "Outstanding Company Stock," "Outstanding Company Voting Securities" and "Person" have the meanings set forth in Section 6.

SECTION 2.  Administration.

     The Plan shall be administered by the Committee, which shall have the power to interpret the Plan and to adopt such rules and guidelines for carrying out the Plan as it may deem appropriate. The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with the laws, regulations, compensation practices and tax and accounting principles of the countries in which the Company, a subsidiary or an affiliate may operate to assure the viability of the benefits of Awards made to individuals employed in such countries and to meet the objectives of the Plan.

     Subject to the terms of the Plan, the Committee shall have the authority to determine those employees eligible to receive Awards and the amount, type and terms of each Award and to establish and administer any Performance Goals applicable to such Awards.

                                     Page A-2
===============================================================================

     The Committee may delegate its authority and power under the Plan to one or more officers of the Company, subject to guidelines prescribed by the Committee and approved by the Board, with respect to participants who are not subject to
Section 16 of the Exchange Act.

     Any determination made by the Committee or pursuant to delegated authority in accordance with the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate, and all decisions made by the Committee or any appropriately designated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

SECTION 3.  Eligibility.

     Key salaried employees of the Company, its subsidiaries and affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Company, its subsidiaries or its affiliates are eligible to be granted Awards under the Plan.

SECTION 4.  Common Stock Subject to Plan.

     The total number of shares of Common Stock reserved and available for distribution pursuant to the Plan shall be 1,000,000 shares, all of which may be issued pursuant to the exercise of Stock Options Awarded under the Plan. If any Award is exercised, cashed out or terminates or expires without a payment being made to the participant in the form of Common Stock, the shares subject to such Award, if any, shall again be available for distribution in connection with Awards under the Plan. Any shares of Common Stock that are used by a participant as full or partial payment of withholding or other taxes or as payment for the exercise or conversion price of an Award shall be available for distribution in connection with Awards under the Plan.

     In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, split-up or other change in corporate structure affecting the Common Stock after adoption of the Plan by the Board, the Board is authorized to make substitutions or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the number, kind and price of shares subject to outstanding Awards and in the Award limits set forth in Section 5; provided, however, that any such substitutions or adjustments shall be, to the extent deemed appropriate by the Board, consistent with the treatment of shares of Common Stock not subject to the Plan, and that the number of shares subject to any Award shall always be a whole number.

SECTION 5.  Awards.

     The types of Awards that may be granted under the Plan are set forth below. Awards may be granted singly, in combination or in tandem with other Awards. Each Award will be set forth in a separate agreement with the person receiving the Award and will indicate the type, terms and conditions of the Award. Any Awards granted pursuant to the Plan may be in the form of performance-based Awards through the application of Performance Goals and Performance Cycles.

     (a) Stock Options. (i) A Stock Option represents the right to purchase a share of Stock at a predetermined grant price. Stock Options granted under this Plan may be in the form of Incentive Stock Options or Nonqualified Stock Options, as specified in the Award agreement. The terms of each Stock Option shall be set forth in the Award agreement. Subject to the applicable Award agreement, Stock Options may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept (including a copy of instructions to a broker or bank acceptable to the Company to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the purchase price). As determined by the Committee, payment in full or in part may also be made in the form of Common Stock already owned by the optionee valued at the Fair Market Value on the date the Stock Option is exercised; provided, however, that such Common Stock shall not have been acquired within the preceding six months upon the exercise of a Stock Option or stock unit or similar Award granted under the Plan or any other plan maintained at any time by the Company or any subsidiary.

                                     Page A-3
===============================================================================

     (ii) Incentive Stock Options will be designed to comply with the provisions of the Code and will be subject to certain restrictions contained in the Code. Among such restrictions, Incentive Stock Options must have an exercise price not less than the Fair Market Value of a share of Common Stock on the date of grant, must expire within a specified period of time following the optionee's termination of employment, and must be exercised within ten years after the date of grant; but may be subsequently modified to disqualify them from treatment as Incentive Stock Options. In the case of an Incentive Stock Option granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of stock of the Company, the exercise price must be at least 110% of the Fair Market Value of a share of Common Stock on the date of grant and the Incentive Stock Option must expire no later than the fifth anniversary of the date of its grant. The aggregate Fair Market Value (determined at the time the option was granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year shall not exceed $100,000 (or such other limit as may be required by the Code).

     (iii) Nonqualified Stock Options will provide for the right to purchase Common Stock at a specified price which, except with respect to Nonqualified Stock Options intended to qualify as performance-based compensation under
Section 162(m) of the Code, may be less than Fair Market Value on the date of grant (but not less than 85% of fair market value) and usually will become exercisable (in the discretion of the Committee) in one or more installments after the grant date, subject to the satisfaction of individual or Company performance targets established by the Committee.

     (b) Stock Appreciation Rights. A SAR represents the right to receive a payment, in cash, shares of Common Stock or both (as determined by the Committee), equal to the Spread Value on the date the SAR is exercised. The grant price of an SAR shall be set forth in the applicable Award agreement and shall not be less than 100% of the Fair Market Value on the date of grant. Subject to the terms of the applicable Award agreement, an SAR shall be exercisable, in whole or in part, by giving written notice of exercise to the Company.

     (c) Restricted Stock. Shares of Restricted Stock are shares of Common Stock that are Awarded to a participant and that during the Restricted Period may be forfeitable to the Company upon such conditions as may be set forth in the applicable Award agreement. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restricted Period. Except as provided in this subsection (c) and in the applicable Award agreement, a participant shall have all the rights of a holder of Common Stock, including the rights to receive dividends and to vote during the Restricted Period. Dividends with respect to Restricted Stock that are payable in Common Stock shall be paid in the form of Restricted Stock.

     (d) Other Stock-Based Awards. Other Stock-Based Awards are Awards, other than Stock Options, SARs or Restricted Stock, that are denominated in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock. The purchase, exercise, exchange or conversion of Other Stock-Based Awards granted under this subsection (d) shall be on such terms and conditions and by such methods as shall be specified by the Committee. Where the value of an Other Stock-Based Award is based on the Spread Value, the grant price for such an Award will not be less than 100% of the Fair Market Value on the date of grant.

     (e) Incentive Awards. Incentive Awards are performance-based Awards that are expressed in U.S. currency. Incentive Awards shall either be Annual Incentive Awards or Long-Term Incentive Awards.

     (f) Award Maximums. The total number of shares of Restricted Stock and other shares of Common Stock subject to or underlying Stock Options, SARS and Other Stock-Based Awards awarded to any participant during the term of this Plan shall not exceed 20% of the shares of the Common Stock reserved for distribution pursuant to the Plan. An Annual Incentive Award paid to a participant with respect to a Performance Cycle shall not exceed $1,000,000. A Long-Term Incentive Award paid to a participant with respect to a Performance Cycle shall not exceed $500,000 times the number of years in the Performance Cycle.

                                     Page A-4
===============================================================================

SECTION 6.  Change in Control Provisions.

     (a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:

           (i) All Stock Options and Stock Appreciation Rights outstanding as of the date such Change in Control occurs shall become fully vested and exercisable.

           (ii) The restrictions and other conditions applicable to any Restricted Stock or Other Stock-Based Awards, including vesting requirements, shall lapse, and such Awards shall become free of all restrictions and fully vested.

           (iii) The value of all outstanding Stock Options, Stock Appreciation Rights, Restricted Stock and Other Stock-Based Awards shall, unless otherwise determined by the Committee at or after grant, be cashed out on the basis of the "Change in Control Price," as defined in Section 6(c), as of the date such Change in Control occurs or such other date as the Committee may determine prior to the Change in Control.

           (iv) Any Incentive Awards relating to Performance Cycles prior to the Performance Cycle in which the Change in Control occurs that have been earned but not paid shall become immediately payable in cash. In addition, each participant who has been Awarded an Incentive Award shall be deemed to have earned a pro rata Incentive Award equal to the product of (y) such participant's maximum Award opportunity for such Performance Cycle, and (z) a fraction, the numerator of which is the number of full or partial months that have elapsed since the beginning of such Performance Cycle to the date on which the Change in Control occurs, and the denominator of which is the total number of months in such Performance Cycle.

     (b) Definition of Change in Control. A "Change in Control" means the happening of any of the following events:

           (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (A) the then outstanding shares of Common Stock (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company,
     (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction described in clauses (A), (B) and (C) of paragraph (iii) of this Section 6(b); or

           (ii) Individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such effective date whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

           (iii) Approval by the stockholders of the Company of a reorganization, merger, share exchange or consolidation (a "Business Combination"), unless, in each case following such Business Combination,
     (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 40% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such Person owned 40% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                                     Page A-5
===============================================================================

           (iv) Approval by the stockholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which, following such sale or other disposition, (1) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) less than 40% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 40% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

     (c) Change in Control Price. "Change in Control Price" means the highest last sale price or closing "asked" price per share paid for the purchase of Common Stock in the over-the-counter market as reported by Nasdaq or other national quotation service at any time during the preceding 60-day period ending on the date the Change in Control occurs, except that, in the case of Incentive Stock Options, such price shall be based only on transactions reported for the date on which such Incentive Stock Options are cashed out.

     (d) Notwithstanding any other provision of this Plan, upon a Change in Control, unless the Committee shall determine otherwise at grant, an Award recipient shall have the right, by giving notice to the Company within the Exercise Period, to elect to surrender all or part of the Stock Option, SAR or Other Stock-Based Award to the Company and to receive in cash, within 30 days of such notice, an amount equal to the amount by which the "Change in Control Price" on the date of such notice shall exceed the exercise or grant price under such Award, multiplied by the number of shares of Stock as to which the right granted under this Section 6 shall have been exercised.

     (e)   Notwithstanding the foregoing, if any right granted pursuant to this
Section 6 would make a Change in Control transaction ineligible for pooling of interests accounting under generally accepted accounting principles that but for this Section 6 would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute the cash payable pursuant to this
Section 6 with Common Stock with a Fair Market Value equal to the cash that would otherwise be payable hereunder.

                                     Page A-6
===============================================================================

SECTION 7.  Plan Amendment and Termination.

     The Board may amend or terminate the Plan at any time, provided that no such amendment shall be made without stockholder approval if such approval is required under applicable law, or if such amendment would: (i) decrease the grant or exercise price of any Stock Option, SAR or Other Stock-Based Award to less than the Fair Market Value on the date of grant; or (ii) increase the total number of shares of Common Stock that may be distributed under the Plan.

     Except as set forth in any Award agreement, no amendment or termination of the Plan may materially and adversely affect any outstanding Award under the Plan without the Award recipient's consent.

SECTION 8.  Payments and Payment Deferrals.

     Payment of Awards may be in the form of cash, Stock, other Awards or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee, either at the time of grant or by subsequent amendment, may require or permit deferral of the payment of Awards under such rules and procedures as it may establish. It also may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in Common Stock equivalents.

SECTION 9.  Dividends and Dividend Equivalents.

     The Committee may provide that any Awards under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a participant's Plan account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares of Common Stock or Common Stock equivalents.

SECTION 10. Transferability.

     No Award shall be transferable or assignable, or payable to or exercisable by, anyone other than the participant to whom it was granted, except (i) by law, will or the laws of descent and distribution, (ii) as a result of the disability of a participant or (iii) that the Committee may permit transfers of Awards by gift or otherwise to a member of a participant's immediate family and/or trusts whose beneficiaries are members of the participant's immediate family, or to such other persons or entities as may be approved by the Committee. Notwithstanding the foregoing, in no event shall Incentive Stock Options be transferable or assignable other than by will or by the laws of descent and distribution.

SECTION 11. Award Agreements.

     Each Award under the Plan shall be evidenced by a written agreement (which need not be signed by the recipient unless otherwise specified by the Committee) that sets forth the terms, conditions and limitations for each Award. Such terms may include, but are not limited to, the term of the Award, vesting and forfeiture provisions, and the provisions applicable in the event the recipient's employment terminates. The Committee may amend an Award agreement, provided that no such amendment may materially and adversely affect an Award without the Award recipient's consent.

SECTION 12. Effective Date; Term.

     The Plan shall become effective as of the date of its adoption by the Board, December 16, 1998, subject to the approval by the holders of a majority of the shares of common stock then outstanding. Except as otherwise provided by the Board, no Awards shall be granted after December 15, 2008, but any Awards granted theretofore may extend beyond that date.

                                     Page A-7
===============================================================================

SECTION 13. General Provisions.

     (a) The Committee may require each person acquiring shares of Common Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

     All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Common Stock is then listed and any applicable Federal, state or foreign securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (b) It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

     (c) Nothing contained in this Plan shall prevent the Company, a subsidiary or an affiliate from adopting other or additional compensation arrangements for its employees.

     (d) The adoption of the Plan shall not confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company, a subsidiary or an affiliate to terminate the employment of any employee at any time.

     (e) No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising from an Award may be settled with Common Stock, including Common Stock that is part of, or is received upon exercise or conversion of, the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, its subsidiaries and its affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settling of withholding obligations with Common Stock.

     (f) On receipt of written notice of exercise, the Committee may elect to cash out all or a portion of the shares of Common Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Common Stock, equal to the Spread Value of such shares on the date such notice of exercise is received.

     (g) The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Texas.

     (h) If any provision of the Plan is held invalid or unenforceable, the invalidity or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be enforced and construed as if such provision had not been included.

                                     Page A-8
===============================================================================
                                                                     Appendix A

                             JUSTIN INDUSTRIES, INC.

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF SHAREHOLDERS - APRIL 16, 1999

THE UNDERSIGNED hereby appoints JOHN JUSTIN, DEE J. KELLY and DR. WILLIAM E. TUCKER and each of them, proxies with full power of substitution, to represent and to vote as set forth herein all the shares of the Common Stock of Justin Industries, Inc. held of record by the undersigned on February 23, 1999, at the annual meeting of shareholders to be held at 10:30 a.m. local time on April 16, 1999, at the Fort Worth Club Building, 306 West Seventh Street, Fort Worth, Texas, and any adjournment thereof.


You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors recommendations. The Board of Directors recommends a vote "FOR" all nominees in Proposal 1, and "FOR" approval of Proposal 2. The Proxies cannot vote your shares unless you sign and return this card.

It is important that you vote, date, sign, and return this Proxy promptly using the enclosed postage prepaid envelope.

===============================================================================
1. Election of Directors     FOR    WITHHELD    EXCEPTIONS

Nominees: John Justin, J. T. Dickenson, Marvin Gearhart, Robert E. Glaze, Dee J. Kelly, Joseph R. Musolino, John V. Roach, Dr. William E. Tucker



2. Justin Industries, Inc. 1999 Performance Incentive Plan
     FOR     WITHHELD     ABSTAIN


                                   This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder; if no direction is made this proxy will be voted "FOR" the election of nominees listed above, and "FOR" approval of the 1999 Performance Incentive Plan. As to such other matters as may properly come before the annual meeting, this proxy will be voted by the proxies on the reverse hereof according to their discretion. Receipt of the notice of the meeting and the accompanying proxy statement is hereby acknowledged.





SIGNATURE(S)________________________________ DATE ____________________.


SIGNATURE(S)________________________________ DATE ____________________.
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.